EXHIBIT 10.37


                              FORBEARANCE AGREEMENT

     This Forbearance Agreement (this "Agreement"), dated this 30th day of September, 1999, is by and among ImageMax, Inc. ("Borrower"), a Pennsylvania corporation, the undersigned subsidiaries of Borrower (collectively, along with Borrower, the "Company Affiliates"), First Union National Bank ("First Union"), successor by merger to CoreStates Bank, N.A., a national bank, for itself and as agent pursuant to the Credit Agreement described below (in such capacity, the "Agent"), and Commerce Bank, N.A. ("Commerce"), a national bank and one of the "Banks" under the Credit Agreement described below.

                                   BACKGROUND

     A. Pursuant to the terms and subject to the conditions set forth in that certain Credit Agreement, dated as of March 30, 1998, among Borrower, the undersigned subsidiaries of Borrower, Agent, for itself and in such capacity, Commerce Bank, N.A. and any other banks becoming a party thereto, as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of June 9, 1998 among Company Affiliates, First Union and Agent, and that certain Amendment No. 2 to Credit Agreement dated as of November 16, 1998 among Company Affiliates, First Union, Agent and Commerce (as amended, the "Credit Agreement"), Banks established a revolving credit facility for Company Affiliates pursuant to which Banks severally agreed, subject to and in reliance on all of the provisions of the Credit Agreement and the other Loan Documents referred to therein, to provide a revolving credit facility up to Thirty Million ($30,000,000.00) Dollars (which revolving credit facility has been decreased pursuant to, inter alia, the Second Amendment (as decreased and amended, the "Revolving Credit"), pursuant to which Banks made various loans, advances and extensions of credit (including extensions of credit in the form of the issuance for the account of Borrower and/or other Company Affiliates of various letters of credit), which indebtedness is further evidenced by (i) a certain Revolving Credit Note dated as of March 30, 1998 in the principal sum of Twenty-Five Million ($25,000,000.00) Dollars (in respect of the Acquisition Facility) executed and delivered by Borrower to Agent for the rateable benefit of each of the Banks and (ii) a certain Revolving Credit Note dated as of March 30, 1998 in the principal sum of Five Million ($5,000,000.00) Dollars (in respect of the Working Capital Facility) executed and delivered by Borrower to Agent for the rateable benefit of each of the Banks (collectively, the "Revolving Credit Note").

     B. As collateral security for the Obligations (as defined in the Credit Agreement), pursuant to the terms and subject to the conditions set forth in (i) that certain Security and Pledge Agreement, dated as of March 30, 1998, executed and delivered by Company Affiliates to Agent, (ii) that certain Trademark Collateral Agreement, dated as of March 30, 1998, executed and delivered by Borrower to Agent and (iii) that certain Copyright Collateral Agreement, dated as of March 30, 1998, executed and delivered by Borrower to Agent (collectively, along with each of the instruments, agreements and documents referred to in such documents and the Chesterton Mortgage described below, the "Loan Documents"),

Company Affiliates granted to Agent for the rateable benefit of Banks, and Agent holds liens on and security interests in, to and under all of Company Affiliates' respective existing and future goods, equipment, furniture, inventory, machinery, money, accounts, contracts, contract rights, general intangibles, fixtures, instruments, documents and chattel paper, whether now owned or hereafter acquired or arising, together with all replacements and substitutions therefor and additions thereto and cash and noncash proceeds thereof (the "Collateral").

     C. To induce Banks to enter into the Credit Agreement, establish the Revolving Credit and make various loans, advances and extensions of credit to or for the benefit of Company Affiliates, pursuant to the terms and subject to the conditions of that certain Surety Agreement dated as of March 30, 1998, by each Company Affiliate (other than Borrower) to Agent (the "Surety Agreement"), each such Company Affiliate guaranteed, as a surety, the Obligations.

     D. Prior to March 29, 1999, Borrower and the other Company Affiliates defaulted in their financing arrangements with Agent and Banks. A list of the defaults under the Credit Agreement and the other Loan Documents (collectively, the "Existing Defaults") is attached to this Agreement as Exhibit "A" and hereby made a part hereof. At the request of Company Affiliates, Agent and Banks executed and exchanged with Company Affiliates that certain Forbearance Agreement dated March 29, 1999 (the "First Forbearance Agreement"), pursuant to which Agent and Banks agreed to forbear from exercising their rights and remedies under the Loan Documents and applicable law.

     E. The First Forbearance Agreement has terminated and the Obligations remain outstanding. Company Affiliates have again requested that Agent and Banks forbear from exercising their rights and remedies under the Loan Documents and applicable law, pending the refinancing by Company Affiliates of the Obligations, and Agent and Banks agree to so forbear under the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby further covenant and agree as follows:

SECTION 1. DEFINITIONS.

     1.1 Accounting Terms. All accounting terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in accordance with GAAP.

     1.2 Capitalized Terms. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement.


     1.3 "Potential Default" means the occurrence of any event which, with the passage of time or the giving of notice, or both, could constitute a Default.

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SECTION 2. FORBEARANCE.

     2.1 Forbearance Period; Terminating Events. Agent and Banks agree to forbear from exercising their rights and remedies under the Loan Documents and applicable law which Agent and Banks are entitled to exercise as a result of the occurrence of the Existing Defaults during the period (the "Forbearance Period") commencing on the Effective Date of this Agreement and ending on the earlier of
(i) April 1, 2000 or (ii) the date on which any Terminating Event (as hereinafter defined) occurs (the "Forbearance Termination Date"). For the purposes of this Agreement, the term "Terminating Event" shall mean the occurrence of any Default or Potential Default under any of the Loan Documents, other than one of the Existing Defaults, or the occurrence of any breach of warranty or representation or covenant set forth in this Agreement or the occurrence of any default, violation or event of default (howsoever defined) under any of the instruments, agreements or documents executed and/or delivered pursuant to this Agreement.

     2.2 Suspension of Revolving Credit; and Interest Rates.

         (A) No further loans, advances or extensions of credit (including, without limitation, the issuance of any Letters of Credit and the honoring of checks for which there are insufficient and/or uncollected funds) shall be considered or made. Notwithstanding the foregoing and anything else to the contrary set forth in the Loan Documents, to the extent Agent makes further loans, advances or extensions of credit to or for the benefit of Company Affiliates, including the honoring of overdrafts drawn on accounts of any Company Affiliate, any such extensions of credit shall be deemed to be Revolving Credit Advances for all purposes under the Credit Agreement and as having been made by Agent for the purposes of preserving and protecting the Collateral and collecting and enforcing the Obligations pursuant to Section 11 of the Credit Agreement.

         (B) During the Forbearance Period, interest shall accrue on the outstanding principal balance of the Obligations at the Base Rate plus two (2%) percent per annum, with changes in the Base Rate to be effective immediately, and no further LIBOR Loans shall be available to Company Affiliates. If any payment of principal, interest or other sum on account of the Obligations is not received in full by Agent within ten (10) days after the due date thereof, there shall be added to the Obligations a late charge equal to five (5%) percent of the amount past due, and such late charge shall be immediately due and payable. Payments are deemed made the banking day on which they are received by Agent, but any payments received after 3:00 p.m. will be deemed made the next banking day. Upon the occurrence of any Terminating Event, notwithstanding the foregoing, interest on the outstanding principal balance of the Obligations shall accrue and be payable, on demand, at the Base Rate plus five (5%) percent per annum, with changes in such Base Rate to be effective immediately.

     2.3 Amortization of Obligations. Interest on the outstanding principal balance of the Obligations shall be payable monthly, in arrears, commencing October 1, 1999 and continuing

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on the first day of each month thereafter. The principal of the Obligations shall be payable in consecutive monthly installments as follows:

         Payment Date                 Amount of Payment
         ------------                 -----------------
         January 1, 2000              $50,000
         February 1, 2000             $75,000
         March 1, 2000                $100,000
         April 1, 2000                All principal, interest, fees and
                                      reimbursable expenses in connection
                                      with the Obligations shall be paid and
                                      satisfied in full

SECTION 3. WARRANTIES AND REPRESENTATIONS.

     3.1 Reaffirmation of Warranties and Representations. Except as qualified in
Schedule 3.1 attached hereto and hereby made a part hereof, Company Affiliates hereby severally and collectively reaffirm and restate each of the warranties and representations set forth in the Credit Agreement and the other Loan Documents as if each such warranty and representation were set forth at length herein.

     3.2 Additional Warranties and Representations. To induce Agent and Banks to enter into this Agreement, in addition to the representations and warranties set forth in the Loan Documents and the other instruments, agreements and documents otherwise referred to herein, Company Affiliates severally and collectively represent and warrant to Agent and Banks that:

         (A) Each Company Affiliate has the corporate power, authority and capacity to enter into and perform its liabilities and obligations under this Agreement and all related instruments, agreements and documents, and to incur the indebtedness herein and therein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement and related instruments, agreements and documents;

         (B) This Agreement is valid, binding and enforceable against Company Affiliates in accordance with its terms; and

         (C) No consent, approval or authorization of, or filing, registration or qualification with, any person or entity (including, without limitation, any shareholder or creditor of any Company Affiliates) is required to be obtained by any Company Affiliate in connection with the execution and delivery of this Agreement or any related instrument, agreement or document, or undertaking or performance of any obligation hereunder or thereunder.

SECTION 4. BORROWER'S ADDITIONAL COVENANTS.

     4.1 Additional Affirmative Covenants. In addition to the affirmative covenants set forth in the Loan Documents and the agreements and documents executed and/or delivered to Agent and Banks concurrently herewith, Company Affiliates covenant and agree with Agent and Banks that, so long as any of the Obligations remain unsatisfied and outstanding, they will comply with the following covenants:

         (A) Company Affiliates will furnish to Banks (or cause to be furnished to Banks) such data and information (financial or otherwise) as Banks may reasonably request to be informed of each Company Affiliate's respective status and affairs including, without limitation:

             (1) The statements, reports, certificates and notices to be furnished to Agent pursuant to the Credit Agreement and the other Loan Documents including, without limitation, Section 8 of the Credit Agreement;

             (2) By 5:00 p.m. on each Monday during the Forbearance Period (a) a certification by Borrower of weekly collections of Company Affiliates for the calendar week ending the Friday prior to such Monday, (b) a certification as to the amount of cash held by Company Affiliates (and where held, including account numbers) for each day during such prior week, and (c) a four (4) week rolling cash flow forecast report for Company Affiliates, together with a reconciliation of actual results for the prior week to what had been forecast for such week in the four (4) week cash flow forecast;

         (B) On the first Business Day of each month, a written status report of activities undertaken by William Blair & Co. ("Blair") in connection with the sale of stock and/or assets of Company Affiliates and a status report of activities undertaken by Blair and Company Affiliates to refinance the Obligations. These reports shall include, without limitation, information as to the existence and status of letters of intent, offers, term sheets, financing proposals, commitments and the like, together with copies of all such things;

         (C) Company Affiliates will, when requested to do so, make available for inspection by duly authorized representatives of Agent and Banks any of its books and records (wherever located), and will furnish to Agent (or cause to be furnished to Agent and Banks) any information regarding its business affairs and condition (financial and otherwise) within a reasonable time after request therefor. Agent may at any time and from time to time without notice to any Company Affiliate have complete access to all of Company Affiliates' premises for the purposes of inspecting, examining, verifying and auditing the Collateral and Company Affiliates' books and records and otherwise conducting field examinations with respect to the Collateral and Company Affiliates' books and records. The out-of-pocket cost and expense associated with such field and other examinations shall be borne by Company Affiliates;

         (D) During the Forbearance Period, Company Affiliates shall comply with the following additional covenants:

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


             (1) Company Affiliates will not acquire any stock in, or all or substantially all of the assets of, any person, firm or entity without the prior, written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion;

             (2) Company Affiliates minimum stockholders equity shall at all times be not less than Thirty-Five Million ($35,000,000.00) Dollars, and shall increase by the amount of net income of Company Affiliates and investments in Company Affiliates, but shall not be reduced by losses incurred by Company Affiliates.

             (3) Capital Expenditures of Company Affiliates shall not exceed in the aggregate the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars per calendar quarter on a non-cumulative basis;

             (4) Company Affiliates shall not declare or pay any dividends or make any other payments or distributions on account of their capital stock;

             (5) Without the prior written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion, Company Affiliates shall not permit or suffer to exist any further liens, claims or encumbrances against their assets for any debts, liabilities or obligations in excess of the aggregate sum of Ten Thousand ($10,000.00) Dollars;

             (6) Without the prior written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion, Company Affiliates shall not incur any additional indebtedness including, without limitation, "off-balance sheet" indebtedness in excess of the aggregate sum of Ten Thousand ($10,000.00) Dollars;

             (7) Without the prior written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion, Company Affiliates shall not enter into or modify any existing employment agreements for executive officers of Company Affiliates;

             (8) Without the prior, written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion, Company Affiliates shall not adopt any shareholders' right's plans or other "poison pill;" and

             (9) Borrower and the Company Affiliates shall remit to Agent for the ratable benefit of Banks all proceeds of the sale or disposition of Collateral (except proceeds arising in the ordinary course of Company Affiliates' business, which proceeds shall be used for working capital purposes in the ordinary course of such business). The sale or disposition of Collateral, except in the ordinary course of Company Affiliates' business, shall be subject to the prior, written consent of Banks, which consent may be withheld by Banks in their sole and absolute discretion. Proceeds of sales or other dispositions of Collateral outside the ordinary course of Company Affiliates' business shall be applied by Agent and Banks in reduction of the Obligations in such order and manner as Agent and Banks may determine in their sole and absolute discretion.

         (E) If no agreement for the sale or refinancing of the Obligations is furnished to and deemed acceptable to Agent and Banks in their sole and absolute discretion on or before December 31, 1999, Company Affiliates shall establish lockbox facilities or restricted cash concentration accounts with Agent for the concentration of remittances on account of accounts receivable and for other proceeds from the sale or other disposition of Collateral, and all of Company Affiliates' local bank depositories shall enter into blocked account agreements with Agent in form and substance satisfactory to Banks and their counsel. Proceeds of Collateral remitted through lockbox facilities shall be transferred to a cash collateral account and, as funds clear, applied on account of the Obligations then due and owing. Absent the existence of any Terminating Event, sums in excess of Obligations then due and owing shall be released to the use of Company Affiliates for working capital purposes in the ordinary course of their business. Company Affiliates shall have no right of access to or withdrawal from lockbox facilities or cash collateral accounts, and no interest shall accrue on sums in such facilities or accounts.

SECTION 5. CONDITIONS PRECEDENT.

     This Agreement is subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Banks and their counsel):

     5.1 Documents Required for Closing. Borrower shall have duly executed and/or delivered (or caused to be duly executed and/or delivered) to Banks the following:

         (A) A secretary's certificate (as of the date of this Agreement) attaching a copy of resolutions of each Company Affiliate's Board of Directors authorizing the execution, delivery and performance of this Agreement and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein and confirming that the articles or certificate of incorporation and by-laws of each Company Affiliate have not changed since last delivered to Agent;

         (B) A certificate (dated the date of this Agreement) of each Company Affiliate's corporate secretary as to the incumbency and specimen signatures of the officers of Borrower executing this Agreement and each other document to be executed and/or delivered pursuant hereto or thereto;

         (C) Payment of Banks' reasonable expenses (including legal fees and disbursements of counsel) in connection with the preparation and negotiation of this Agreement and a closing hereunder;

         (D) In consideration of the agreement of Banks to forbear pursuant to this Agreement, Company Affiliates acknowledge that Banks, upon execution and exchange of this Agreement, have earned a forbearance fee in the amount of One Hundred Thousand ($100,000.00) Dollars (which fee shall be deemed part of the Obligations secured by the Collateral) payable to Agent for ratable benefit of Banks as follows: Fifty Thousand ($50,000.00) Dollars upon execution and exchange of this Agreement; and Fifty Thousand ($50,000.00) Dollars on the earlier of December 15, 1999 or the Forbearance Termination Date;

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

         (E) Evidence that the computer hardware and software used in the business operations of Company Affiliates are Y2K compliant;

         (F) Bank shall be satisfied in all respects with Company Affiliates' management of cash and accounts receivable and, to evaluate such management, Company Affiliates agree to reimburse Banks, on demand, for a third party's review of such cash management systems and accounts receivable, as well as participation in initial and subsequent audits of Company Affiliates; and

         (G) Such other instruments, agreements and documents as may be required by Banks and/or their counsel.

SECTION 6. CONFIRMATION OF EXISTING INDEBTEDNESS AND RATIFICATION OF LOAN
           DOCUMENTS.

     6.1 Confirmation of Obligations. Company Affiliates hereby unconditionally acknowledge and confirm that: the unpaid principal indebtedness of Company Affiliates to Banks evidenced by the Loan Documents is as set forth on Exhibit "B;" interest on such principal obligations has been paid through the date(s) set forth on Exhibit B; and the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses is, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.

     6.2 Ratification of Financing Agreements. Company Affiliates hereby unconditionally ratify and confirm and reaffirm in all respect and without condition, all of the terms, covenants and conditions set forth in the Loan Documents and agree that they remain unconditionally liable to Banks in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all liens and security interests and pledges encumbering the Collateral created pursuant to and/or referred to in the Loan Documents continue unimpaired and in full force and effect, and secure and shall continue to secure all of the Obligations, as the same may be modified by the terms of this Agreement. As part of the Collateral, each Obligor hereby reaffirms its prior grant and grants to Agent a lien on and a security interest in and to all of such Obligor's existing and future investment property.

SECTION 7. MISCELLANEOUS.

     7.1 Integrated Agreement. This Agreement and all of the instruments, agreements and documents executed and/or delivered in conjunction with this Agreement shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Loan Documents. All such instruments, agreements and documents, and this Agreement, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Agent's and Banks' rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall govern and control.

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

     7.2 Disgorgement. If any Bank is, for any reason, compelled to surrender or disgorge any payment, interest or other consideration described hereunder to any person or entity because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such Obligation or part thereof intended to be satisfied by virtue of such payment, interest or other consideration shall be revived and continue as if such payment, interest or other consideration had not been received by such Bank, and Company Affiliates shall be liable to, and shall indemnify, defend (engaging counsel acceptable to such Bank) and hold such Bank harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Paragraph shall survive execution of this Agreement.

     7.3 No Defenses; Reliance. Company Affiliates hereby confirm and reconfirm that there are no existing defenses, claims, counterclaims or rights of recoupment or set-off against Agent and/or Banks in connection with the negotiation, preparation, execution, performance or any other matters relating to the Loan Documents or this Agreement. It is hereby and thereby further acknowledged and agreed that notwithstanding anything to the contrary set forth in this Agreement, Banks have and shall have no obligation to further amend the Loan Documents, or otherwise further restructure the Obligations, and that neither Banks nor their representatives have made any agreements with, or commitments or representations or warranties to, Company Affiliates (either in writing or orally) other than as expressly stated in this Agreement. Nothing contained in this Agreement, or any compliance with the terms of this Agreement or any of the instruments, agreements or documents referred to in this Agreement, shall impose any obligation on the part of Agent or Banks to consummate a further restructure of the Obligations.

     7.4 No Contest. In consideration of this Agreement, Company Affiliates hereby agree that they will not contest the exercise of Agent's or Banks' rights to foreclose or otherwise take action with respect to the liens on and security interests of Agent in and to the Collateral, the Loan Documents and collateral security described in this Agreement, or contest the appointment of any receiver in connection of the operation of any of such property and assets.

     7.5 Release. In consideration of the accommodations being made available by Banks to or for the benefit of Company Affiliates under this Agreement, including, without limitation, the forbearance on the part of Banks, Company Affiliates, for themselves and their respective heirs, personal representatives, agents, employees, successors and assigns, do hereby remise, release and forever discharge Agent, Banks and their respective agents, employees, representatives, officers, successors and assigns of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, including, without limitation, any of the foregoing arising out of or relating to the transactions described in this Agreement, which against Agent, Banks or their respective agents, employees, representatives, officers, successors or assigns, or any of them, any Obligor has or hereafter can or may have for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date of this Agreement; provided, however, that this provision shall not release claims resulting from acts of gross negligence or wilful misconduct of Banks.

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

     7.6 No Coercion. Company Affiliates hereby represent and warrant that they are fully aware of the terms set forth in this Agreement and have voluntarily, and without coercion or duress of any kind, entered into this Agreement intending to be legally bound by its terms.

     7.7 Banks Reliance. Company Affiliates expressly understand and further agree that Agent and Banks are relying on all terms, covenants, conditions, warranties and representations set forth in this Agreement including, without limitation, Agent's and Banks' right to terminate the Forbearance Period at any time upon the occurrence of a Terminating Event, as a material inducement to Agent and Banks to enter into this Agreement.

     7.8 Debit Authorization. Each Company Affiliate hereby irrevocably authorizes Agent and Banks to charge any deposit account of any Company Affiliate maintained at any Bank for all or any part of any amount due under the Loan Documents and this Agreement including, without limitation, principal, interest, late charges, fees and expenses reimbursable to Agent and Banks (including reasonable legal fees).

     7.9 Expenses of Agent and Banks. Company Affiliates will pay all expenses, including the reasonable fees and expenses of legal counsel for Agent and Banks, incurred in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement, the Credit Agreement, the other Loan Documents, the collection or attempted collection of the Obligations and Agent's and Banks' rights hereunder and under the instruments, agreements and documents referred to herein, and in any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

     7.10 Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.

     7.11 Jury Trial Waiver. COMPANY AFFILIATES HEREBY IRREVOCABLY WAIVE TRIAL BY JURY AND ANY RIGHT THERETO, AND CONSENT TO THE JURISDICTION OF THE COURTS OF PHILADELPHIA COUNTY, PENNSYLVANIA, AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION, OR TO THE LAYING OF THE VENUE IN SUCH COMMONWEALTH, AND FURTHER AGREE THAT SERVICE OF PROCESS MAY BE DULY EFFECTED UPON THEM BY SERVICE IN ACCORDANCE WITH THE PROVISIONS OF THE UNIFORM INTERSTATE AND INTERNATIONAL PROCEDURE ACT.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and exchanged as of the day and year first above written.

                                              IMAGEMAX, INC.
                                              IMAGEMAX OF INDIANA, INC.
                                              IMAGEMAX OF SOUTH CAROLINA, INC.
                                              IMAGEMAX OF TENNESSEE, INC.
                                              IMAGEMAX OF ARIZONA, INC.
                                              IMAGEMAX OF OHIO, INC.
                                              IMAGEMAX OF VIRGINIA, INC.
                                              AMMCORP ACQUISITION CORP.
Attest:                                       IMAGEMAX OF DELAWARE, INC.


By:/s/Jennifer J. Buckingham       By: /s/ Mark P. Glassman
   _______________________________     _______________________________
   Name: Jennifer J. Buckingham        Name: Mark P. Glassman
   Title: Office Manager               Title: Chief Financial Officer
            (Corporate Seal)           Address: 1100 Hector Street
                                                Suite 396
                                                Conshohocken, PA 19428
                                                Attn: President

                                    FIRST UNION NATIONAL BANK, successor
                                    by merger to CORESTATES BANK, N.A. for
                                    itself and as Agent


                                   By: /s/ Elizabeth B. Styer
                                       __________________________________
                                       Name: Elizabeth B. Styer
                                       Title: Senior Vice-President
                                       Address: 123 S. Broad Street
                                                Philadelphia, PA 19109


                                    With a copy to: Klehr, Harrison, Harvey,
                                                    Branzburg & Ellers LLP
                                                    260 S. Broad Street
                                                    Philadelphia, PA 19102

                                                    Attn: Donald M. Harrison
                                                          Richard S. Roisman

                           [Signature Lines Continued]

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


                                        COMMERCE BANK, N.A.


                                       By: /s/ Roger L. Bomgardner
                                           __________________________________
                                           Name: Roger L. Bomgardner
                                           Title: Regional Vice-President
                                           Address: 1701 Route 70 East
                                                    Cherry Hill, NJ 08034

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                                    EXHIBIT B




Acquisition loan outstanding as of 09/28/99:

         Bank                                            Amount
         ----                                            -------
First Union National Bank                            $ 9,780,000.00
Commerce Bank, NA                                    $ 4,890,000.00
                                                     --------------
         Total Outstanding:                          $14,670,000.00


Working Capital loan outstanding as of 09/28/99:

         Bank                                            Amount
         ----                                            ------
First Union National Bank                            $ 2,560,666.67
Commerce Bank, NA                                    $ 1,280,333.33
                                                     --------------
         Total Outstanding:                          $ 3,841,000.00

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